Exhibit (p)(6)

Investment Adviser’s
CODE OF ETHICS
April 1, 2011

Investment Adviser’s
Code of Ethics
TABLE OF CONTENTS

I. OVERVIEW	3

II. STATEMENT OF GENERAL PRINCIPLES	4

III. ACCESS PERSON CLASSIFICATIONS	4

A. PLFA ACCESS PERSON	4
B. FUND ACCESS PERSON	5
C. DUAL ACCESS PERSON	5

IV. PROTECTION OF NON-PUBLIC INFORMATION	5

V. PERSONAL TRADING	5

A. RESTRICTED LIST	5
B. PRECLEARANCE	6

VI. REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS	7

A. INITIAL REPORTING REQUIREMENTS	7
B. QUARTERLY REPORTING REQUIREMENTS	8
C. ANNUAL REPORTING REQUIREMENTS	9
D. REPORTING EXCEPTIONS	9

VII. ACCOUNTS AND TRANSACTIONS EXEMPT FROM CERTAIN CODE REQUIREMENTS	10

VIII. REVIEW AND ENFORCEMENT	11

A. REVIEW	11
B. ENFORCEMENT	11

IX. CONFIDENTIALITY	12

X. TRAINING	13

XI. AMENDMENT AND INTERPRETATION OF PROVISIONS	13

APPENDIX 1. GLOSSARY	14

APPENDIX 2. CODE COMPLIANCE OFFICERS	17
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I.	OVERVIEW

This Investment Advisers’ Code of Ethics, which includes the appendices, reporting forms, and their instructions, (together the “Code”) has been developed to meet regulatory requirements and prudent business practices. The Code is adopted by Pacific Life Fund Advisors LLC (“PLFA”), in its capacity as a registered investment adviser, pursuant to Rule 204A-1 under the Investment Advisers Act of 1940 (the “1940 Act”). PLFA also does business under the name “Pacific Asset Management” or “PAM” and references throughout the remainder of the document to PLFA include PAM.

The Code is intended to ensure that all acts, practices and courses of business engaged in by Access Persons reflect high standards and comply with the requirements of the 1940 Act. All Access Persons must comply with this Code in conjunction with Pacific Life Insurance Company’s (“Pacific Life”) Code of Business Conduct which is applicable to all employees of Pacific Life and its affiliates, including PLFA. In circumstances where there is a conflict between a standard established by a Pacific Life policy and the standards established by the Code, the Code shall supersede. Employees deemed Access Persons must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our clients. Violations of this Code by an Access Person could result in personal sanctions.

Note: Certain words within this Code have specific meanings which can be found in the Glossary in Appendix 1. The first time those words appear within the Code, they will be italicized and underlined. The on-line version of this document has a hyper-link from each of those italicized and underlined words to the section of the Glossary where the specific definitions appear.

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II.	STATEMENT OF GENERAL PRINCIPLES

The following are general principles governing personal Securities transactions by Access Persons.

Each Access Person is required to:
•	place the interests of Client Accounts first and not take inappropriate advantage of their position;

•	comply with the Code and avoid any actual or potential conflicts of interest in personal Securities transactions;

•	comply with Pacific Life’s Code of Business Conduct; and

•	comply with all applicable federal securities laws, rules and regulations.
Access Persons must not:
•	take inappropriate advantage of their positions, including in particular, front-running purchases or sales by Client Accounts;

•	defraud, manipulate, or plan to defraud a Client Account;

•	trade a Security in any account where they have direct or indirect Beneficial Ownership if that Access Person has actual knowledge that the Security is being considered for purchase or sale, or is being purchased or sold for a Client Account.

Note: Access persons are not required to ask if a Security is being considered, or is being purchased or sold, for a Client Account.
III.	ACCESS PERSON CLASSIFICATIONS

Under this Code, an Access Person’s classification is determined by their role and responsibilities within PLFA. A Compliance Officer has determined each Access Person’s classification based on the guidelines outlined below and reviewed the classification of each Access Person with applicable management. If you are unsure of your classification, please contact a Compliance Officer. All classifications of Access Persons are subject to the Code in its entirety. There are three different classifications of Access Person:
A.	PLFA Access Person
•	An Access Person who:
o	Has access to nonpublic trading or securities holdings information of the Client Accounts managed by PLFA or;

o	Is involved in the securities recommendations to clients, or has access to such recommendations that are non-public for the Client Accounts managed by PLFA.
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•	An Officer of PLFA
B.	Fund Access Person
•	An Access Person who has access to non-public trading or securities holdings information of the Pacific Select Fund/Pacific Life Funds.

•	An Officer of the Pacific Select Fund/Pacific Life Funds.
C.	Dual Access Person

A Dual Access Person is both a PLFA Access Person and a Fund Access Person.
IV.	PROTECTION OF NON-PUBLIC INFORMATION

Access Persons have access to non-public information of the Investment Adviser which may include securities recommendations, trading activity, or holdings information of the Client Accounts managed by PLFA or the Pacific Select Fund/Pacific Life Funds. Access Persons must not disclose non-public information of the Investment Adviser except as required to effect securities transactions, or for other valid business reasons, providing appropriate confidentiality agreements have been executed, or for legal or regulatory requirements as permitted by applicable laws.

V.	PERSONAL TRADING

Before trading any Securities, Access Persons should review the Code to determine how their contemplated transaction must be handled. Certain transactions are subject to preclearance or may be prohibited altogether. If you need preclearance, you must obtain that preclearance in writing BEFORE you trade.
•	You must first check the current Restricted List to see if there are specific restrictions placed on the Securities of the Issuer you wish to trade. Additional information on the Restricted List is in Section A below.

•	If the issuer is not on the Restricted List, you must check the Preclearance requirements under Section B to determine how much and under what circumstances you can trade your specific issue without preclearance authorization.
A.	RESTRICTED LIST

This list will include issuers for a variety of reasons, including but not limited to, the possession of material non-public information by Pacific Life and its affiliates, including PLFA, regarding that issuer. There is an absolute ban on personal transactions in the Securities of these issuers when they are present on the list. If you execute a short sale and the security is subsequently placed on the Restricted List, you may not execute a “cover” transaction. The Restricted List is made available to all Access Persons anytime there is an update to the list. A
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copy of the most recent Restricted List is available upon request from a Compliance Officer.

B.	PRECLEARANCE
1.	Transactions in the following security types do not require preclearance:
•	Municipal Bonds and Municipal Notes[1]

•	Exchange Traded Funds[1] (including Options on Exchange Traded Funds)

•	Pacific Select Fund/Pacific Life Funds[1]

•	Open-ended mutual funds registered in the United States, and Unit Investment Trusts invested exclusively in those funds

•	Bankers’ Acceptances

•	Bank Certificates of Deposit

•	Commercial Paper

•	Repurchase Agreements

•	Securities with a remaining maturity of 397 calendar days or less that has received a rating in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (“NRSRO”).

•	U.S. Treasury Securities and U.S. Government Agency Securities
2.	The following securities or situations require preclearance:
•	All transactions in Initial Public Offerings (“IPOs”)

•	All transactions in Private Placements

•	All transactions in Hedge Funds

•	All individual transactions over $100,000, per issuer, within a rolling 30-day period (except for security types which do not require preclearance. See Section V.B.1.).
o	If your cumulative transactions, per issuer, within a rolling 30-day period will exceed $100,000, for each transaction in excess of $100,000 within the rolling 30-day period, you must obtain

[1]	Security types are not exempt from reporting requirements. See Section VI for reporting requirements.
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preclearance. Distinction is not made between purchase and sale transactions for the purpose of calculating $100,000.

o	The $100,000 refers to the total principal amount of the transaction (par or shares multiplied by the price). The value of short options for purposes of the $100,000 preclearance requirement is (contracts x shares x strike price). Long options will be valued at the amount of the premium paid for the contracts. Preclearance is required to exercise long options if they are valued over the $100,000 threshold.

o	For example, a purchase of $80,000 would not require preclearance, but a subsequent sale within 30 days of $25,000 of the same issuer, or any asset of the same issuer, would require preclearance.
If you purchase an eligible Security either with or without preclearance, it does not necessarily make that Security eligible for sale without preclearance. The status of your Security may have changed during the time you held the position. If an issuer is added to the Restricted List after receiving preclearance, the Access person can only act on the preclearance if the trade order has already been placed with a broker. The trade order may not be cancelled, nor may it be placed after the new Restricted List has been distributed. Access persons will be required to provide proof from the broker of the date and time the order was placed.

3.	Personal Securities Transaction Pre-Clearance Form

You must complete all information on the Personal Securities Transaction Preclearance form for transactions that require preclearance. You must submit the form to a Compliance Officer. Approved transactions must be completed by the expiration date stated on the form or a new preclearance request form must be completed after the expiration date for transactions occurring after that date. A copy of the form can be found on Splash! (Preclearance Form). If preclearance is required, you MUST receive approval in writing BEFORE you trade.
VI.	REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS

Reporting is required on an initial, quarterly, and annual basis and in general there are three types of reports: holdings reports; securities transaction reports; and compliance certification reports. The information below describes when each type of report is required.
A.	INITIAL REPORTING REQUIREMENTS

Within 10 business days of becoming an Access Person you must complete, sign, date, and submit the following reports to a Compliance Officer:
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1.	Initial Certificate of Compliance

The Initial Certificate of Compliance form states that you have received a copy of and read and understand the Code and, that to the best of your knowledge, you have disclosed, reported, or caused to be reported, all reportable Securities of which you have beneficial ownership.

2.	Report of Initial Securities Holdings

You must complete all information on the Report of Initial Securities Holdings form for the report of initial securities holdings using the Code and the instructions provided. The holdings information provided must be current as of a date that is no more than 45 calendar days prior to the date the report is submitted.

3.	Pacific Select Fund/Pacific Life Funds Information Request

Pacific Select Fund (via a Pacific Life or a Pacific Life & Annuity Co. variable annuity and/or variable life insurance policy) and Pacific Life Funds (via direct investment in shares of the Funds) are subject to initial reporting requirements of this Code. If you beneficially own any Pacific Select Fund/Pacific Life Funds, you must authorize a Compliance Officer to obtain and/or access a duplicate copy of your statements. You do not need to further report Pacific Select Fund/Pacific Life Funds’ quarterly transactions or annual holdings if you have authorized a Compliance Officer to obtain duplicate statements. If you open a Pacific Select Fund/Pacific Life Funds account you must provide new account information to a Compliance Officer.
B.	QUARTERLY REPORTING REQUIREMENTS
1.	Quarterly Report of Securities Transactions

Within 30 calendar days of the calendar quarter end you must complete, sign, date, and submit the Quarterly Report of Securities Transactions form to a Compliance Officer. You must complete all information using the Code and the instructions provided with the form. Furthermore, if you have not previously done so, you must provide complete information with respect to any new accounts at a broker, dealer or bank that you may have opened during the quarter that hold securities of which you are the beneficial owner. If you do not have reportable transactions during a quarter then you may use the voting button option in the email in lieu of completing the form.

2.	Quarterly Information Request of Pacific Select Fund/Pacific Life Funds

Transactions in Pacific Select Fund (via a Pacific Life or a Pacific Life & Annuity Co. variable annuity and/or variable life insurance policy) and Pacific
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Life Funds (via direct investment in shares of the Funds) are generally subject to the quarterly reporting requirements of this Code. You do not need to further report Pacific Select Fund/Pacific Life Funds’ quarterly transactions or annual holdings if you have authorized a Compliance Officer to obtain duplicate statements. If you open a new Pacific Select Fund/Pacific Life Funds account you must provide new account information to a Compliance Officer.
C.	ANNUAL REPORTING REQUIREMENTS
1.	Annual Report of Securities Holdings

Within 30 calendar days of the calendar year end, you must complete, sign, date, and submit the Annual Report of Securities Holdings form to a Compliance Officer. You must complete all information using the Code and the instructions provided with the form. The holdings information provided must be current as of a date that is no more than 45 calendar days prior to the date the report is submitted. Pacific Select Fund/Pacific Life Funds are subject to the annual reporting requirements of this Code.

2.	Annual Certificate of Compliance

Within 30 calendar days of the calendar year end, you must complete, sign, date, and submit the Annual Certificate of Compliance form to a Compliance Officer. The certificate states that you have received a copy of and read and understand the Code and, that to the best of your knowledge, you have disclosed, reported, or caused to be reported, all reportable Securities of which you have beneficial ownership. Pacific Select Fund/Pacific Life Funds are subject to the annual reporting requirements of this Code.
D.	REPORTING EXCEPTIONS

Transactions in the following securities do not require any type of reporting:
•	Open-ended mutual funds registered in the United States, and Unit Investment Trusts invested exclusively in those funds (does not include transactions in Pacific Select Fund/Pacific Life Funds)

•	Bankers’ Acceptances

•	Bank Certificates of Deposit

•	Commercial Paper

•	Repurchase Agreements
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•	Securities with a remaining maturity of 397 calendar days or less that has received a rating in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (“NRSRO”).

•	U.S. Treasury Securities and U.S. Government Agency Securities
VII.	ACCOUNTS AND TRANSACTIONS EXEMPT FROM CERTAIN CODE REQUIREMENTS

Transactions in an account over which the access person has no direct influence or Control may not be subject to certain aspects of reporting, trading requirements and restrictions, depending on the type of account or transaction. This list does not represent all scenarios where the access person may not have direct influence or control. Please contact a Compliance Officer to discuss situations that are not included to confirm any applicable exemptions.
•	Transactions in a Blind Trust are not subject to any of the reporting provisions, Restricted List trading restrictions, or the preclearance requirements of this Code. Participants in a Blind Trust do not typically receive statements. If you have beneficial ownership of securities in an account that meets all the criteria of a blind trust, you do not need written approval from a Compliance Officer to exercise this exception.

•	Transactions in other types of accounts over which the Access Person has no direct influence or control may be subject to the reporting provisions, but not the preclearance requirements or the prohibition of trading issuers listed on the Restricted List. Participants in these types of accounts typically receive statements. Access Persons must obtain written approval from a Compliance Officer prior to exercising this exception.

•	Transactions pursuant to an Automatic Investment Plan are not subject to certain aspects of reporting. In general, an Automatic Investment Plan is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan. Transactions in an Automated Investment Plan are not subject to quarterly transaction reporting, the preclearance requirements or the prohibition of trading issuers listed on the Restricted List. Holdings that result from this type of plan must be reflected on the annual holdings report.
o	However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan may require preclearance,
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are subject to Restricted List trading provisions and must be included in the quarterly transaction report.
•	Transactions reflecting the receipt of employer stock or options by an employee resulting from an Employee Stock Purchase Plan (“ESPP”), Employee Stock Options (“ESO”) granted, or as a form of compensation, are not subject to quarterly transaction reporting, the preclearance requirements or the prohibition of trading issuers listed on the Restricted List. Holdings that result from this type of plan must be reflected on the annual holdings report.
o	However, any transaction to buy or sell employer stock or exercise options may require preclearance, are subject to Restricted List trading provisions and must be included in a quarterly transaction report.
VIII.	REVIEW AND ENFORCEMENT
A.	REVIEW

A Compliance Officer will review the reported personal securities Trading Activity obtained for or reported by Access Persons, including transactions in the Pacific Select Fund/Pacific Life Funds to determine whether any violation of the Code may have occurred. A Compliance Officer reviews initial holdings reports within a reasonable time after receipt, annual holdings reports at least annually, and transaction reports periodically.

Retaliation (e.g., termination, demotion or discrimination) against an Access Person who reports a violation or who assists or participates with an investigation in good faith is prohibited. Good faith does not require that you be correct about the occurrence of a suspected activity but it does mean that you must tell the truth, as you know it, about the situation.

B.	ENFORCEMENT

A final determination of whether a violation of the Code has occurred will be made by a Compliance Officer. Before making a final determination of whether a violation of the Code has occurred, a Compliance Officer will give the applicable Access Person(s) an opportunity to supply additional information regarding the issue in question. When unusual issues arise, Compliance Officers may seek additional direction from the General Counsel, Investment Counsel, Outside Counsel, or Chief Compliance Officer. However, a Compliance Officer will make a final determination.
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Any Access Person who is uncomfortable with an interpretation, application of the Code or final determination made by a Compliance Officer, may appeal to the General Counsel or Chief Compliance Officer.

No Access Person, including Compliance Officers, is required to participate in a determination of whether he or she has committed a violation of the Code or in the imposition of any sanction against himself or herself.

Once a Compliance Officer has determined that a violation of the Code has occurred, a memo will be provided to the Access Person’s Senior Division Management to notify them of the violation, with a copy to the Access Person and the Chief Compliance Officer. In addition, the Access Person may be subject to sanctions and other remedial actions, which may include, among other things:
•	additional training;

•	re-certification of the Code;

•	meeting with compliance staff;

•	meeting with the CCO;

•	restrictions of personal Securities transactions;

•	a letter of admonition;

•	fines;

•	disgorgement;

•	suspension;

•	reassignment;

•	demotion; or

•	termination of employment.
Factors considered in determining the applicable sanction or other remedial action, include, but are not limited to: the severity of the violation, the frequency of the Access Person’s violations, whether any violation caused harm or the potential of harm to clients’ interests, the Access Person’s efforts to cooperate with the investigation, and the Access Person’s efforts to correct any conduct that led to the violation.

Violations will be reported to appropriate management, including Senior Division Management (Senior Vice President or above) and the Chief Compliance Officer. The Chief Compliance Officer will provide information regarding violations to Client Accounts at their request in relation to compliance with this Code. The Chief Compliance Officer reports quarterly to Pacific Select Fund’s and Pacific Life Funds’ Board of Trustees on compliance with the Code.
IX.	CONFIDENTIALITY

All reports and information submitted or obtained pursuant to this Code are generally treated as confidential; provided, however, that such information may be shared with
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Management, the Law Department, internal and external auditors, regulators, Client Accounts or other persons as a Compliance Officer deems necessary.

X.	TRAINING

Periodic training of the Code is required and all Access Persons are required to attend training sessions and read the applicable materials. A Compliance Officer will notify you of scheduled training sessions.

XI.	AMENDMENT AND INTERPRETATION OF PROVISIONS

The Code may be amended or interpretations of the Code that are deemed appropriate may be adopted. Any time the Code is materially amended the new version of the Code, or notification regarding the Code being amended and where to obtain the new Code, will be distributed to all Access Persons. Any time the Code is amended, within 30 calendar days of receipt of the new Code or notice of an amendment to the Code, all Access Persons must submit an amendment certification indicating that he or she has received and has read and understood the amended Code.
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APPENDIX 1. GLOSSARY
Beneficial Ownership — You are considered to have beneficial ownership of Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. The following are examples of an indirect interest in Securities:
•	Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

•	Your interest as a general partner in Securities held by a general or limited partnership.

•	Your interest as a manager-member in the Securities held by a limited liability company.
You do not have an indirect interest in Securities held by a corporation, partnership, Limited Liability Company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.
The following circumstances constitute beneficial ownership by you of Securities held in or by a trust:
•	Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

•	Your ownership of a vested beneficial interest in a trust.

•	Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.
Blind Trust — A trust in which a fiduciary third party, such as a bank or money management firm, is given complete discretion to make investment decisions on behalf of the trust beneficiaries. The trust is called blind because the beneficiary is not informed about the holdings of the trust.
Client Account — Any account managed by PLFA as investment adviser. For the purposes of the Pacific Life Fund Advisors’ Code of Ethics, client accounts exclude accounts managed by PLFA for the General Accounts of Pacific Life or Pacific Life & Annuity Company.
Compliance Officer — When used in the context of this Code refers to PLFA’s Chief Compliance Officer who is designated to ensure all rules, regulations and procedures, necessary to insure compliance with the Code, are maintained. The term “Compliance Officer” also includes the Chief Compliance Officer’s designees who may be empowered to
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resolve issues and review reports. See Appendix 2 for a list of designated Code Compliance Officers.

Control — When used within the context of Beneficial Ownership (as defined above) refers to the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting Securities of a company is presumed to control such company.

Exchange-traded Fund (ETF) - A type of investment whose investment objective is to achieve the same return as a particular market index. An ETF is similar to an index fund in that it will primarily invest in the securities of companies that are included in a selected market index. An ETF will invest in either all of the securities or a representative sample of the securities included in the index.

Hedge Fund — An aggressively managed portfolio of investments that uses advanced investment strategies such as leveraged, long, short and derivative positions in both domestic and international markets with the goal of generating high returns (either in an absolute sense or over a specified market benchmark).

Initial Public Offering (“IPO”) — Commonly known as a company’s first sale of stock to the public, IPO is defined as an offering of securities registered under the Securities Act of 1933, as amended, of an issuer that was not, immediately before such registration, subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Issuer — A legal entity that has the power to issue and distribute a Security. Issuers include corporations, municipalities, foreign and domestic governments and their agencies, and investment trusts.

Municipal Bond — A long-term debt instrument issued by a state or local government. It usually carries a fixed rate of interest, which is paid semiannually.

Municipal Note — A short-term debt instrument of a state or local government. Most popular are revenue, bond, and tax anticipation notes.

Open-Ended Mutual Fund — A registered investment company not exempted under Section 3(c) or Section 6 of the Investment Company Act of 1940, whose securities are redeemable at all times and typically offered on a continuous basis.

Option — a contract between a buyer and a seller that gives the buyer the right, but not the obligation, to buy or sell a particular asset at a later day at an agreed upon price. Long options will be valued at the amount paid (premium) to enter into the transaction. Short options will be valued at their notional value (number of contracts x contract size x underlying security price).
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Pacific Select Fund/Pacific Life Funds — Shares of Pacific Select Fund (purchased via a Pacific Life or Pacific Life & Annuity Company variable annuity contract and/or variable life insurance policy) and shares of Pacific Life Funds (via direct investment in shares of the Funds).
Private Placement —An offering of securities that is exempt from registration under the Securities Act of 1933, pursuant to Section 4(2), Section 4(6), or Regulation D (Rules 501 through 506).
Security — Any note, stock, treasury stock, futures contract, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any, Security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a Securities exchange, commodities exchange or market relating to foreign currency, or, in general, any interest or instrument commonly known as a “Security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Any Convertible Bond will be viewed as the same Security under this Code.
Trading Activity — Purchase or sale of any Security, or derivative thereof such as futures, forward contracts, options, warrants or swaps. With respect to Pacific Select Fund/Pacific Life Funds, Trading Activity includes portfolio transfers and fund exchanges, respectively.
Unit Investment Trust — An investment vehicle registered with the SEC that purchases a fixed portfolio of Securities, such as corporate, municipal or government bonds, mortgage-backed Securities, common stock, or preferred stock. The trust expires when the bonds mature or, in the case of equity funds, at a specified future date.
U.S. Government Agency Securities — Agency Securities are direct obligations of federal government agencies or government-sponsored enterprises (GSEs). Federal agencies are entities of the Federal Government, such as the Government National Mortgage Association (Ginnie Mae) and the Tennessee Valley Authority (TVA). GSEs are publicly chartered but privately owned and operated entities, such as the Federal National Mortgage Association (Fannie Mae), and the Federal Home Loan Mortgage Corporation (Freddie Mac).
U.S. Treasury Securities — Direct obligations of the U.S. Government issued by the Department of the Treasury. Examples: Treasury bills, Treasury notes, Treasury bonds, Treasury inflation — indexed, and saving bonds.
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APPENDIX 2. CODE COMPLIANCE OFFICERS
Corporate Compliance
Sharon Pacheco, Chief Compliance Officer
Carol Rumsey
Fund Compliance
Howard Hirakawa
Laurene MacElwee
ANY QUESTIONS ABOUT YOUR INTENDED TRANSACTION OR
REPORTING REQUIREMENTS?
Please contact a Code Compliance Officer for clarification.
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